UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2018

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of December 27, 2018, Career Education Corporation (the “Company”) and its wholly owned subsidiary, CEC Educational Services, LLC (“CEC-ES”), and the subsidiary guarantors thereunder, entered into a Credit Agreement (the “Credit Agreement”), with BMO Harris Bank N.A. (“BMO Harris”), in its capacities as the sole lender, the letter of credit issuer and the administrative agent for the lenders from time to time parties thereto.

The Credit Agreement provides the Company and CEC-ES with the benefit of a $50,000,000 revolving credit facility. Various other domestic subsidiaries of the Company are guarantors under the Credit Agreement. At the time of its effectiveness, no revolving loans were drawn under the Credit Agreement, but the Company and CEC-ES arranged for the issuance of certain letters of credit thereunder.

The Credit Agreement replaced the $95,000,000 revolving credit facility set forth in the Amended and Restated Credit Agreement dated as of December 30, 2013, as amended (the “Prior Credit Agreement”) among the Company, CEC-ES, the subsidiary guarantors thereunder and BMO Harris, which was scheduled to mature on December 31, 2018.

The $50,000,000 revolving credit facility under the Credit Agreement is scheduled to mature on January 20, 2022; however, the Company and CEC-ES have the right to request a one-year extension of the facility on no earlier than 120 days’ and no later than 45 days’ prior notice. So long as no default has occurred, the Company may request an increase in the aggregate commitment in an amount not to exceed $25,000,000. The Credit Agreement provides that (i) accrued interest is payable (x) in the case of a LIBOR-based loan, at the end of each respective interest period (or, in the case of an interest period in excess of three months, on the dates that fall every three months after the beginning of such interest period) in arrears, and (y) in the case of a base rate-based loan, on the last business day of each month in arrears; (ii) accrued commitment fees are payable quarterly in arrears, and the administrative agent fee is payable on the closing date and on each anniversary thereof, in advance; (iii) principal is payable at maturity; (iv) the Company and CEC-ES may prepay amounts outstanding, or terminate or reduce the commitments, under the Credit Agreement upon three or five business days’ prior notice, respectively, in each case without premium or penalty; and (v) the loans and letter of credit obligations thereunder are secured by 100% cash and cash equivalents. The Credit Agreement and the ancillary documents executed in connection therewith contain customary affirmative, negative and financial maintenance covenants, including a requirement for the borrowers to maintain cash and cash equivalents in domestic accounts of at least $50,000,000 at all times. The Credit Agreement also contains customary representations and warranties, events of default, and rights and remedies upon the occurrence of any event of default thereunder, including rights to accelerate the loans, terminate the commitments and realize upon the collateral securing the obligations under the Credit Agreement.

There is no material relationship between the Company or any of its subsidiaries or affiliates and BMO Harris, other than in respect of the Credit Agreement and certain banking relationships, all of which have been entered into in the ordinary course of business.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Credit Agreement which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On December 27, 2018, the Company terminated without penalty the Prior Credit Agreement. The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit required by Item 601 of Regulation S-K is listed in the “Exhibit Index” which is contained in this Current Report on Form 8-K and incorporated by reference herein.

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Credit Agreement dated as of December 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Dated: December 28, 2018